UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017 (November 7, 2017)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	333-193821	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor New York, NY 10022
(Address of principal executive offices)

(212) 521-4052
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on July 10, 2017 by 1847 Holdings LLC (the “Company”), on July 7, 2017, 1847 Fitness, Inc. (“1847 Fitness”), a subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Central Florida Health Clubs, LLC d/b/a Gold’s Gym Orlando, a Florida limited liability company (“CFHC”), CLFL, LLC d/b/a Gold’s Gym Clermont, a Florida limited liability company (“CLFL”), MTDR LLC d/b/a Gold’s Gym Mt. Dora, a Florida limited liability company (“MTDR”), SCFL, LLC d/b/a Gold’s Gym St. Cloud, a Florida limited liability company (“SCFL,” and together with CFHC, CLFL, MTDR, the “Companies”), and the other parties set forth in Exhibit A to the Purchase Agreement (the “Sellers”), pursuant to which 1847 Fitness will acquire all of the issued and outstanding equity interests in the Companies for an aggregate purchase price of (i) $14,000,000 in cash (subject to adjustment as described therein), (ii) the Gross-Up Amount (as defined below); (iii) 135 shares of the common stock, $0.001 par value, of 1847 Fitness (the “Shares”), constituting 13.5% of the capital stock of 1847 Fitness, and (iv) the issuance of promissory notes in the aggregate principal amount of $1,000,000, in the form and upon such terms as are mutually agreed upon by the parties before the closing date. The “Gross-Up Amount” means, the amount the cash portion of the purchase price will be increased, up to a maximum of $238,000, if, subsequent to the date of the Purchase Agreement and prior to the closing date, any Seller who receives Shares determines that he or it will incur a federal tax liability resulting from the receipt of Shares as a portion of the purchase price.

On November 7, 2017, 1847 Fitness, the Companies and the Sellers entered into Amendment No. 1 to the Membership Interest Purchase Agreement (“Amendment”). Pursuant to the Amendment, (i) the cash portion of the purchase price is increased by an amount equal to the aggregate amounts actually paid by MTDR and CLFL to third parties on or prior to the closing date for certain renovations; provided, however, that the amount of such increase shall not exceed $100,000 in the aggregate; and provided, further, that the amount of such increase shall be reduced, on a dollar for dollar basis, to the extent that the Sellers directly receive the benefit of any of the annual fee billings due from MTDR’s and CLFL’s members in mid-January 2018; and (ii) as a condition to closing, among others, 1847 Fitness will have received a cash loan from the Company of at least $6,407,407.

The cash portion of the purchase price is subject to a post-closing working capital adjustment provision. The Purchase Agreement contains customary representations, warranties and covenants and will be subject to customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1

First Amendment to Membership Interest Purchase Agreement, dated as of November 7, 2017, Lease Documents, dated June 14, 2017, among 1847 Fitness, Inc., Central Florida Health Clubs, LLC d/b/a/ Gold’s Gym Orlando, CLFL, LLC d/b/a Gold’s Gym Clermont, MTDR LLC d/b/a Gold’s Gym Mt. Dora, SCFL, LLC d/b/a Gold’s Gym St. Cloud, and the other parties set forth in Exhibit A thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1847 HOLDINGS LLC

Date: November 9, 2017	By:	/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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